UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

January 20, 2009

Date of Report (date of Earliest Event Reported)

PRECISION PETROLEUM CORPORATION

(Exact Name of Registrant as Specified in its Charter)

NEVADA	000-53199	71-1029846

(State or Other Jurisdiction of	(Commission File No.)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)
9250 75th Street, Lexington OK 73051
(Address of principal executive offices and zip code)

(405) 924-0298

(Registrant’s telephone number, including area code) NOT APPLICABLE (Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

¨	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¨	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¨	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¨	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Directors; Election of Directors; Appointment of
Certain Officers

On January 20, 2009, Precision Petroleum Corporation (the “Company”), the Board appointed Mr. Richard F. Porterfield as a member of the Board of Directors and the Company’s President and Treasurer.

On the same date, Ms. Sharron Farris resigned as a member of the Board and as President and Treasurer. Ms. Farris remains as the Company’s Secretary.

Mr. Porterfield, age 62, has been working in the oil and gas industry for over 30 years. He has worked for Braden Companies, Bentrock Oil Co. and Nitro Pet. Corp as a Consulting Geologist since 2002. Mr. Porterfield earned an AA degree in Business Management form Rose State College in Midwest City, Oklahoma.

The Company has not entered into any transaction with Mr. Portefield that would be regarded as related party transactions. Mr. Porterfield is not a director of any other publicly registered company.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIDEWATER RESOURCES INC.

Date: January 20, 2009	By:	/s/ RICHARD PORTERFIELD

		Name:	Richard Porterfield
		Title:	President